Tidal ETF Trust 485BPOS

Exhibit 99(h)(ii)(23)

TWENTY-THIRD AMENDMENT TO THE

FUND SUB-ADMINISTRATION SERVICING AGREEMENT

THIS TWENTY-THIRD AMENDMENT effective as of the last date on the signature block, to the Fund Sub-Administration Servicing Agreement dated as of December 21, 2018, as amended (the “Agreement”), is entered into by and between TIDAL ETF SERVICES LLC (the “Company” or “Tidal”), with respect to Tidal ETF Trust, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Amended Exhibit A to:

Add the following funds:

●	Gotham Short Strategies ETF

●	Unlimited HFEM Emerging Markets Return Tracker ETF

●	Unlimited HFEQ Equity Long/Short Return Tracker ETF

●	Unlimited HFEV Event Driven Return Tracker ETF

●	Unlimited HFMF Managed Futures Return Tracker ETF

●	Unlimited Ultra HFND Multi-Strategy Return Tracker ETF

●	Unlimited Low-Beta HFND Multi-Strategy ETF

●	Unlimited HFGM Global Macro Return Tracker ETF

●	Unlimited HFFI Fixed Income Return Tracker ETF

●	SoFi Enhanced Yield ETF

●	Aztlan North America Nearshoring Stock Selection ETF

Remove the following funds:

●	Noble Absolute Return ETF
●	Elevate Shares 2X Daily Blockchain ETF
●	Elevate Shares 2X Daily METV ETF
●	Elevate Shares 2X Daily BETZ ETF

Reflect a change in name for the FolioBeyond Rising Rates ETF to the FolioBeyond Alternative Income and Interest Rate Hedge ETF.

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

1.       Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

2.       Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

TIDAL ETF SERVICES LLC		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Eric Falkies	By:	/s/ Jason Hadler
Name:	Eric Falkies	Name:	Jason Hadler
Title:	President	Title:	Sr. Vice President
Date:	10/11/2023	Date:	October 18, 2023

Exhibit A to the Sub-Administration Servicing Agreement

Separate Series of Tidal ETF Trust

Name of Series

SoFi Select 500 ETF

SoFi Next 500 ETF

SoFi Social 50 ETF

SoFi Be Your Own Boss ETF

SoFi Weekly Income ETF

SoFi Weekly Dividend ETF

 SoFi Web 3 ETF

SoFi Smart Energy ETF

SoFi Enhanced Yield ETF

RPAR Risk Parity ETF

UPAR Ultra Risk Parity ETF

SP Funds Dow Jones Global Sukuk ETF

SP Funds S&P 500 Sharia Industry Exclusions ETF

SP Funds S&P Global REIT Sharia ETF

Adasina Social Justice All Cap Global ETF

Leatherback Long/Short Absolute Return ETF

Leatherback Long/Short Alternative Yield ETF

ATAC US Rotation ETF

ATAC Credit Rotation ETF

ATAC Equity Leverage Rotation ETF

Gotham Enhanced 500 ETF

Gotham 1000 Value ETF

Gotham Short Strategies ETF

Sound Fixed Income ETF

Sound Enhanced Fixed Income ETF

Sound Equity Income ETF

Sound Enhanced Equity Income ETF

Sound Total Return ETF

Acruence Active Hedge U.S. Equity ETF

American Customer Satisfaction ETF

SonicSharesTM Global Shipping ETF

Robinson Alternative Yield Pre-Merger SPAC ETF

ZEGA Buy and Hedge ETF

FolioBeyond Alternative Income and Interest Rate Hedge ETF

Residential REIT ETF

Private Real Estate Strategy via Liquid REITs ETF

Newday Ocean Health ETF

Newday Diversity, Equity & Inclusion ETF

Ionic Inflation Protection ETF

Unlimited HFND Multi-Strategy Return Tracker ETF

Unlimited HFEM Emerging Markets Return Tracker ETF

Unlimited HFEQ Equity Long/Short Return Tracker ETF

Unlimited HFEV Event Driven Return Tracker ETF

Unlimited HFMF Managed Futures Return Tracker ETF

Unlimited Ultra HFND Multi-Strategy Return Tracker ETF

Unlimited Low-Beta HFND Multi-Strategy ETF

Unlimited HFGM Global Macro Return Tracker ETF

Unlimited HFFI Fixed Income Return Tracker ETF

Aztlan Global Stock Selection DM SMID ETF

Aztlan North America Nearshoring Stock Selection ETF

God Bless America ETF

Subversive Cannabis ETF

Academy Veteran Impact ETF